UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): July 13, 2007


                         Genesis HealthCare Corporation
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               (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                 000-50351               20-0023783
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(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)         Identification No.)


      101 East State Street Kennett Square, PA                 19348
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      (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:       (610) 444-6350
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]   Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            Introductory Note

         On July 13, 2007, Genesis HealthCare Corporation (the "Company") completed its merger (the "Merger") with GEN Acquisition Corp. ("Merger Sub"), a Pennsylvania corporation and wholly owned subsidiary of FC-GEN Acquisition, Inc. ("Parent"), a Delaware corporation, with the Company continuing as the surviving corporation. Pursuant to the Merger, the Company has been acquired by affiliates of Formation Capital, LLC and affiliates of JER Partners, the private equity investment group affiliated with J.E. Robert Company, Inc. The Merger was conducted in accordance with the Agreement and Plan of Merger, dated January 15, 2007, as amended on January 25, 2007, April 19, 2007, May 1, 2007 and May 18, 2007, by and among the Company, Parent and Merger Sub (the "Merger Agreement").


Item 2.01.  Completion of Acquisition or Disposition of Assets.

         The information set forth in Item 5.01 is incorporated herein by reference.


Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market ("NASDAQ") on July 13, 2007 that each outstanding share of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger, was cancelled, and that each such share, other than any shares owned by Parent or Merger Sub, or held by the Company as treasury stock, was converted into the right to receive $69.35 in cash, without interest, (ii) requested that the NASDAQ suspend trading of the Company's common stock on NASDAQ as of the close of trading on July 13, 2007, and (iii) requested that the NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ. Pursuant to such requests, trading of the Company's common stock on NASDAQ was suspended as of the close of trading on July 13, 2007 and NASDAQ filed an application with the Securities and Exchange Commission on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ.


Item 3.03.  Material Modification to Rights of Security Holders.

         In connection with the consummation of the Merger, each outstanding share of common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger, was cancelled, and each such share, other than any shares owned by Parent or Merger Sub, or held by the Company as treasury stock, was converted into the right to receive $69.35 in cash, without interest. Also in connection with the Merger, all preferred share purchase rights issued pursuant to the Rights Agreement, dated as of November 18, 2003, between the Company and StockTrans, Inc., as amended, terminated as of immediately prior to the effective time of the Merger.


Item 5.01.  Changes in Control of Registrant.

         The information set forth in the "Introductory Note" to this Current Report on Form 8-K and in Item 3.03 is incorporated herein by reference. As a result of the Merger, the Company became a wholly owned subsidiary of Parent, a company owned by affiliates of Formation Capital, LLC and affiliates of JER Partners, the private equity investment group affiliated with J.E. Robert Company, Inc.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         In connection with the consummation of the Merger and in accordance with the Merger Agreement, each of the directors of the Company (George V. Hager, Jr., John F. DePodesta, Robert H. Fish, J. Michael Gallagher, Kevin M. Kelley, Charles W. McQueary, Terry Allison Rappuhn and Charlene C. Quinn) resigned from the board of directors of the Company, effective as of the effective time of the Merger. Pursuant to the Merger Agreement, the directors of Merger Sub became the directors of the Company as of the effective time of the Merger.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENESIS HEALTHCARE CORPORATION

                                       By: /s/ JAMES V. MCKEON
                                           ------------------------------------
                                           Name:   James V. McKeon
                                           Title:  Chief Financial Officer


Date:  July 18, 2007